LEASE

                                 BY AND BETWEEN

         UNITED WASTE SERVICE, INC., A GEORGIA CORPORATION, AS LANDLORD

                                       AND

    GREEN MAN TECHNOLOGIES OF GEORGIA, INC., A GEORGIA CORPORATION, AS TENANT


                                                               September 3, 1998

                                      LEASE

      This Lease is made as of this _____ day of __________, 1998 by and between UNITED WASTE SERVICE, INC., a Georgia corporation ("Landlord") and GREEN MAN TECHNOLOGIES OF GEORGIA, INC., a Georgia corporation ("Tenant").

1.    FUNDAMENTAL LEASE PROVISIONS

      Demised
      Premises:   Address of Demised Premises: 375 Buford Drive
                  City: Lawrenceville   County: Gwinnett   State: Georgia

      Term:       One (1) year.
                  "Commencement Date": the later to occur of the date of full execution of this Lease or delivery of the Premises to Tenant.

      Extension
      Terms:      Four (4) options of One (1) year each.

      Rent: One Hundred Forty Seven Thousand and no/100 Dollars ($147,000.00) per year, payable in equal monthly installments of Twelve Thousand Two Hundred Fifty and No/100 Dollars ($12,250.00) per month during the Term.

      Prepaid
      Rent: Tenant shall pay the Rent for the first month of the Term upon execution of this Lease.

      Permitted
      Use: Scrap tire collection and processing facility, and any lawful use in connection therewith with Landlord's prior written consent, not to be unreasonably withheld.

      Address     To Landlord: United Waste Service, Inc.
      For         550 Six Flags Parkway
      Notices:    Mableton, GA 30126
                  Attn: Doug Dyson

                  With copy to: Republic Services, Inc.
                  110 S. E. 6th Street, 28th Floor
                  Ft. Lauderdale, FL 33301
                  Attn: David A. Barclay, Esq.

                  To Tenant: President, Greenman Technologies of Georgia, Inc. 7 Kimball Lane, Building A
                  Lynnfield, MA 01940
                  Attn: Robert H. Davis

                  With copy to: General Manager, Greenman Technologies of Georgia, Inc.
                  138 B Sherrell Avenue
                  Jackson, GA 30233
                  Attn: James Maust

                  and

                  Mark D. Oldenburg, P.C.
                  200 WestPark Drive, Suite 140

                  Peachtree City, GA 30269


      Address
      For Payment United Waste Service, Inc.
      of Rent:    550 Six Flags Parkway
                  Mableton, GA 30126

2.    DEMISED PREMISES

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the tract of property described in Exhibit "A", which is annexed hereto and incorporated by reference herein and made a part hereof for all purposes, which collectively with any buildings, parking area, sidewalks, service area and other improvements now existing or hereafter erected thereon are herein referred to as the "Demised Premises."

3.    TERM; EXTENSION TERMS

      The Term of this Lease shall commence on the Commencement Date and shall expire at midnight on the last day of the first Lease Year, unless earlier terminated or extended as provided herein. For purposes hereof, "Lease Year" shall be defined as that 12 month period during the Term commencing on the Commencement Date or the annual anniversary thereof, as may be applicable; provided, however that if the Commencement Date is other than the first day of a calendar month, then the first Lease Year shall include that period of time from the Commencement Date up to the first day of the next calendar month, and any subsequent Lease Year shall be the 12 month period beginning on the first day of such month. Tenant shall have the right to extend the Term of this Lease for the Extension Terms set forth in Section 1 hereof, upon at least thirty (30) days advance written notice to Landlord prior to the expiration of the then-existing Term. For purposes of this Lease, the "Term" shall include any Extension Terms exercised by Tenant hereunder.

4.    RENT

      (a) Rent. Tenant shall pay the Rent set forth in Section 1 hereof on the first day of each month in advance, beginning on the Commencement Date. If the Commencement Date occurs on a day other than the first day of the month, then the Rent for the partial month in which the Commencement Date occurs shall be prorated on the basis of a thirty (30) day month. Notwithstanding anything to the contrary set forth herein, the Rent will be a net rental payment. All costs of maintenance for which Tenant is responsible pursuant to Section 11 hereof, repairs, utilities, taxes and insurance, and any and all other expenses necessary in connection with the operation of the Demised Premises will be paid solely by Tenant during the Term of this Lease.

      (b) Prepaid Rent. Tenant shall pay prepaid Rent within ten (10) days of the full execution of this Lease, as set forth in Section 1 hereof.

5.    TAXES PAYABLE SOLELY BY TENANT

      In addition to the Rent to be paid by Tenant, Tenant shall, prior to delinquency, pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed, by any governmental authority or other taxing authority upon Tenant's leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures), inventory and other property installed or placed or permitted at the Demised Premises by Tenant.

6.    LATE PAYMENT

      In the event that Tenant shall fail to pay to Landlord when due any Rent, or other sums owing to Landlord pursuant to the terms of this Lease, said late payment shall bear interest at the Agreed Rate as herein provided and, in addition for each such late payment that is not paid within ten (10) days after the date


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

the same was due, Tenant shall pay to Landlord a service charge equal to five percent (5%) of the overdue amount.

7.    USE

      (a) Permitted Use. Tenant shall use the Demised Premises for the purposes as set forth in Section 1 hereof. During the term hereof the Demised Premises and every part thereof, shall be kept by Tenant in a neat and clean condition.

      (b) Objectionable Use. Tenant shall not do or permit anything to be done in or about the Demised Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect or cause a cancellation of any fire or other insurance covering the Demised Premises or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about the Demised Premises any article which may be prohibited by a standard form policy of insurance. Tenant shall neither use the Demised Premises, nor allow the Demised Premises to be used, for any unlawful purpose, nor cause, maintain or permit any nuisance on the Demised Premises. Tenant shall not use or allow anything to be done in or about the Demised Premises which will in any way conflict with any law, ordinance or governmental regulation or requirement of any board of fire underwriters or any duly constituted public authority now in force or hereafter enacted or promulgated affecting the use or occupancy of the Demised Premises, and shall promptly comply with all such laws or requirements at its sole cost and expense.

      (c) Hazardous Materials. Tenant shall not do anything throughout the term of this Lease and any extension thereof that will violate any Environmental Laws (defined below). Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, and agents and assignees or successors to Landlord's interest in the Demised Premises, their directors, officers, employees, and agents from and against any and all losses, claims, suits, damages, judgments, penalties and liability including, without limitation, (i) all out-of-pocket litigation costs and reasonable attorneys' fees actually incurred, (ii) all damages (including consequential damages), directly or indirectly arising out of the use, generation, storage, release or threatened release or disposal of Hazardous Materials by Tenant, its agents and contractors and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other required plans, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, release or threatened release or disposal of Hazardous Materials by Tenant, its agents and contractors. This indemnification obligation of Tenant does not extend to any repair, clean-up, investigation, removal, remediation or abatement of Hazardous Materials (i) which were present on, under or in the Demised Premises on the Commencement Date, or (ii) for which Landlord is otherwise obligated to indemnify Tenant pursuant to this Section 7(c).

      Landlord shall indemnify, defend and hold harmless Tenant, its directors, officers, employees, and agents, and any assignees, subtenants or successors to Tenant's interest in the Demised Premises, their directors, officers, employees, and agents, from and against any and all losses, claims, suits, damages, judgments, penalties, and liability including, without limitation, all (i) out-of-pocket litigation costs and reasonable attorneys' fees actually incurred,
(ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Demised Premises before or after the Commencement Date by or due to the actions or omissions of Landlord, or its agents and contractors and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the commencement of the initial lease term, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials on, under or in the Demised Premises due to the actions or omissions of Landlord or its agents and contractors.

      For the purpose of this Section 7(c), Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.

Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq.; the common law; and any and all state, local or federal laws, rules, regulations and orders pertaining to environmental, public health or welfare matters, as the same may be amended or supplemented from time to time (collectively, the "Environmental Laws"). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to such terms in such laws, provided, however, that if any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

      In the event any clean-up, investigation, removal, remediation, abatement, or other similar action on, in or under the Premises is required by any governmental or quasi-governmental agency as a result of the actions or omissions of any party other than Tenant or its agents, contractors or invitees before or after the Commencement Date and such action requires that Tenant be closed for business for greater than a period of ten (10) consecutive business days, or if access to the Demised Premises as a result of such action is materially adversely affected for a period in excess of ten (10) business days, then Tenant's rental obligations under this Lease shall be abated during the period beyond the ten (10) days that Tenant is required to be closed for business in proportion to the degree of interference suffered by Tenant, for a period not to exceed sixty (60) days, at which point Tenant shall either resume the payment of Rent, or terminate the Lease.

      The provisions of this Section 7(c) shall survive the expiration or sooner termination of this Lease.

8.    PROPERTY TAXES

      Tenant agrees to pay to Landlord, or at Landlord's election, directly to the taxing or assessing authority prior to delinquency, all Real Estate Taxes during the Term of this Lease upon the land, buildings and personal property comprising the Demised Premises. Real Estate Taxes for the first and last years of the Term hereof shall be prorated between Landlord and Tenant. For the purposes of this Lease, the term "Real Estate Taxes" shall include any form of real property taxes and general assessments (including special assessments), imposed by any authority having the direct power to tax, including any city, county, state or federal government.

9.    UTILITIES AND OTHER SERVICES

      Tenant shall pay, prior to delinquency, all charges for utility service to the Demised Premises, including, but not limited to, water, gas, power and electric current, telephone, trash removal, and all other materials and services used by Tenant in, on or about the Demised Premises from and after the delivery of possession of the Demised Premises by Landlord, together with any taxes thereon. If any such charges are not paid when due Landlord may pay the same, and any amount so paid by Landlord, together with interest thereon at the Default Rate from the date of payment, shall thereupon become due to Landlord from Tenant as Rent.

10.   ENTRY BY LANDLORD

      Landlord and its authorized representatives shall have the right to enter the Demised Premises at all reasonable times during normal business hours and at any time in case of an emergency Landlord shall have the right at all times to have and retain a key with which to unlock all doors in, upon and about the Demised Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency.

11.   MAINTENANCE AND REPAIR

      (a) Tenant, at its sole cost and expense, shall keep in good order, condition and repair the Demised Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing; electrical and lighting facilities and equipment within the Demised Premises (including any heating, ventilation and air conditioning system serving the Demised Premises); fixtures; interior walls; roof and roof membrane; floors; ceilings; windows; doors; plate glass; skylights; entrances and vestibules and signage located within the Demised Premises. If Tenant fails to maintain the Demised Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts which are Tenant's obligation hereunder. If Tenant thereafter fails to promptly complete such obligations within ten (10) days, or if such obligations cannot be completed within ten (10) days, to commence such work within ten (10) days and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord (together with a charge for Landlord's administration and overhead equal to fifteen percent (15%) thereof) shall be paid by Tenant promptly after demand, with interest at the Default Rate from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Demised Premises by Tenant as a result of performing any such work.

      (b) Notwithstanding anything in this Section 11 to the contrary, Landlord shall be responsible for the replacement of (i) the foundation, (ii) exterior walls, (iii) roof and roof membrane, and (iv) the plumbing and electrical systems outside the Demised Premises, except for (x) any damage caused by any act, negligence, or omission of Tenant or Tenant's agents, employees, contractors or customers, (y) reasonable wear and tear, or (z) structural alterations or improvements required by any governmental agency by reason of Tenant's use and occupancy of the Demised Premises. The actual cost of any item set forth in subsections (i) - (iv) may be amortized over the useful life of such item according to generally accepted accounting procedures and Tenant agrees to pay annually during the Term hereof an amount equal to the annual amortized cost of such replacement.

      (c) Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. Should any federal, state or local regulatory or governmental agency or department require any structural changes, repairs or modifications to the improvements on the Demised Premises not resulting from Tenant or related to Tenant's use or occupancy of the Demised Premises, Landlord shall be responsible for payment for said charges, repairs or modifications; otherwise, the same shall be made by Tenant at its sole cost and expense.

12.   ALTERATIONS AND ADDITIONS

      Tenant shall make no structural alterations, additions or improvements, or utility installations (which for purposes of this Section shall be defined to mean ducting, power panels, lighting fixtures, space heaters, conduits and wiring), to the Demised Premises or any part thereof without obtaining the prior written consent of Landlord in each instance. Such consent may be granted or withheld at Landlord's reasonable discretion.

13.   INDEMNIFICATION

      Tenant agrees to indemnify and hold harmless Landlord and its affiliated companies and their agents, servants, directors, officers, shareholders, and employees (as used in this provision, Landlord and its affiliated companies and their agents, servants, directors officers, shareholders, and employees are collectively called "Indemnitees") from and against any and all liabilities, losses, damages, liens, claims, suits, causes of action, costs (including court costs, reasonable attorneys' fees actually incurred, and costs of investigation), and actions of any kind arising out of, caused by, resulting from or alleged to arise by reason of injury to or death of any person or damage to or loss of property occurring on the Demised Premises, except to the extent caused by Landlord's negligence or willful misconduct. Landlord agrees to indemnify and hold harmless Tenant and its affiliated companies and their agents, servants, directors, officers, shareholders, and employees (as used in this provision, Tenant and its affiliated companies and their agents, servants, directors officers, shareholders, and employees are collectively called "Indemnitees") from and against any and all liabilities, losses, damages, liens, claims, suits, causes of action, costs (including court costs, reasonable attorneys' fees actually incurred, and costs of investigation), and actions of any kind arising out of, caused by, resulting from or alleged to arise by reason of injury to or death of any person or damage to or loss of property occurring on or about the Demised Premises as a result of the acts or omissions of Landlord, except to the extent caused by Tenant's gross negligence or willful misconduct


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

14.   INSURANCE

      (a) General. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies licensed to do business in Georgia and reasonably acceptable to Landlord and the holder of any deed of trust secured by any portion of the Demised Premises (hereinafter referred to as a "Mortgagee"). Tenant shall deliver duplicate originals of all policies to Landlord, evidencing the existence and amounts of such insurance, at least ten
(10) days prior to Tenant's occupancy in the Demised Premises (Tenant may deliver certificates of such insurance in lieu of duplicate originals of policies, provided that such certificates shall in Landlord's sole judgment provide clear and unambiguous evidence of the existence and amounts of such insurance). Failure to make such delivery shall constitute a material default by Tenant under this Lease. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any modification, cancellation or lapse or reduction in the amounts of insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "Binders" of any such policy at least thirty (30) days prior to the expiration thereof. Tenant agrees that if Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor together with a ten percent (10%) handling charge, payable upon demand.

      (b) Casualty Insurance. At all times during the Term hereof, Tenant shall maintain in effect policies of casualty insurance covering trade fixtures, merchandise and other personal property from time to time in, on or upon the Demised Premises. Such policies shall include coverage in an amount not less than one hundred percent (100%) of the actual replacement cost thereof from time to time during the Term of this Lease. Such policies shall provide protection against any peril included within the classification "Fire and Extended Coverage," against vandalism and malicious mischief, against theft unless waived in writing by Landlord, against sprinkler leakage, against earthquake damage unless waived in writing by Landlord, and against flood damage unless waived in writing by Landlord (and including cost of demolition and debris removal). Replacement cost for purposes hereof shall be determined by an accredited appraiser selected by Landlord or otherwise by mutual agreement. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds shall be paid to Tenant.

      (c) Liability Insurance. Tenant shall at all times during the Term hereof at its own cost and expense obtain and continue in force bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Demised Premises or with the use, operation or condition of the Demised Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000.00) for injuries to persons in one accident, not less than One Million Dollars ($1,000,000.00) for injury to any one person and not less than Five Hundred Thousand Dollars ($500,000.00) with respect to damage to property. The limits of such insurance do not limit the liability of Tenant hereunder.

      (d) Workers' Compensation Insurance. Tenant shall also, at all times during the Term hereof, and at Tenant's own cost and expense, procure and continue in force workers' compensation insurance with employer liability (coverage B) limits of not less than Five Hundred Thousand Dollars ($500,000.00).

      (e) Comprehensive Automobile Liability. Tenant shall maintain comprehensive automobile liability insurance on a standard from written to cover all owned, hired and non-owned automobiles with insurance in an amount of not less than One Million Dollars ($1,000,000.00) for injuries to persons in one accident, not less than Five Hundred Thousand Dollars ($500,000.00) for injury to any one person and not less than Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to damage to property.

15.   DAMAGE AND DESTRUCTION


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

      (a) Partial Damage - Insured. If the Demised Premises are damaged by a risk covered under fire and extended coverage insurance protecting Landlord, then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay one hundred percent (100%) of the cost of restoration, and provided such restoration by Landlord can be completed within six (6) months after the commencement of work, in the opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall, so long as the damage is not due to the act or omission of Tenant, be entitled to an equitable reduction of Rent while such restoration takes place, such reduction to be based upon the extent to which the damage and the restoration efforts materially interfere with Tenant's business in the Demised Premises.

      (b) Partial Damage - Uninsured. If the Demised Premises are damaged by a risk not covered by such insurance or the insurance proceeds available to Landlord are less than one hundred percent (100%) of the cost of restoration for any reason whatsoever (including, without limitation, as a result of a Mortgagee requiring the proceeds of insurance to be applied towards any indebtedness owed to Mortgagee), or if the restoration cannot be completed within six (6) months after the commencement of work in the opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to
(i) repair or restore such damage, this Lease continuing in full force and effect, but the Rent to be equitably reduced as hereinabove provided, or (ii) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Demised Premises shall terminate on the date specified in such notice and the Rent, reduced by an equitable reduction (except as hereinabove provided) based upon the extent, if any, to which such damage materially interfered with Tenant's business in the Demised Premises, shall be paid to the date of such termination, and Landlord agrees to refund to Tenant any Rent or Expenses theretofore paid in advance for any period of time subsequent to such date.

      (c) Total Destruction. If the Demised Premises are totally destroyed, or if in Landlord's judgment the Demised Premises cannot be restored as required herein under applicable laws and regulations, then, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

      (d) Landlord's Obligations. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not be required to repair any injury or damage thereto by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures, utility installations or any other improvements or property installed in the Demised Premises by or at the direct or indirect expense of Tenant, and Tenant shall be required to restore or replace same in the event of damage. Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this Section, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Demised Premises with respect to damage or destruction as described in this Section occurring during the last twelve (12) months of the Term of this Lease or any extension thereof, in which event this Lease shall terminate as of the date of damage or destruction.

16.   CONDEMNATION

      If all or any part of the Demised Premises is taken or appropriated for public or quasi-public use by the right of eminent domain or otherwise by a taking in the nature of inverse condemnation, with or without litigation, or is transferred by agreement in lieu thereof (any of the foregoing being referred to herein as a "taking"), either party hereto may, by written notice given to the other within thirty (30) days of receipt of notice of taking, elect to terminate this Lease as of the date possession is transferred pursuant to the taking; provided, however, that before Landlord or Tenant may terminate this Lease for a taking, such taking shall be of such an extent and nature as to materially and adversely affect Tenant's business in Demised Premises. Tenant shall be entitled to pursue an award for separate damages, provided the same shall not diminish Landlord's claim or award. Nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant for the taking of personal property belonging


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

to Tenant. In the event of a partial taking which does not result in a termination of this Lease, Rent shall be equitably reduced to the extent Tenant's business in or use of the Demised Premises is materially and adversely affected and impaired as described above. No temporary taking of the Demised Premises shall terminate this Lease, or give Tenant any right to any abatement of Rent or Expenses hereunder, except that Rent and Expenses shall be equitably reduced as described above during that portion of any temporary taking lasting more than thirty (30) days. Each party hereto waives the provisions of any applicable law allowing either party to petition the court to terminate this Lease for a partial taking, it being the intent of the parties that this Section shall govern.

17.   LIENS

      Tenant shall keep the Demised Premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant, and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Landlord shall have the right at all times to keep posted on the Demised Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Demised Premises, and any other party having any interest therein, from mechanics' and materialmen's liens. If any claim of lien is filed against the Demised Premises or any similar action affecting title to such property is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. If Tenant fails, within twenty (20) days following the imposition of any lien, to cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all costs and expenses incurred by it in connection therewith (including attorneys' fees) shall be payable to Landlord by Tenant on demand, with interest at the Agreed Rate from the date of expenditure.

18.   DEFAULTS BY TENANT

      The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

      (a) Monetary Default. The failure by Tenant to make any payment of Rent or of any other sum required to be made by Tenant hereunder, within ten (10) days of the date such sum shall be due and payable.

      (b) Non-Monetary Default. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, if such failure is not cured within twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the twenty (20) day period and thereafter diligently prosecutes such cure to completion; provided, further, that repeated breaches or defaults by Tenant (more than three (3) in any twelve (12) month period) shall entitle Landlord at its option, to terminate this Lease.

      (c) Bankruptcy. The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Demised Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

19.   LANDLORD'S REMEDIES

      In the event of any default or breach of this Lease by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy at law or in equity which Landlord may have (all remedies provided herein being non-exclusive and cumulative), do any one or more of the following:

      (a) Right to Relet. Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Demised Premises. If Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet the Demised Premises at such rent and upon such conditions, and for such a term, as Landlord deems appropriate in its sole discretion and to do all acts necessary with regard thereto, without being deemed to have elected to terminate the Lease, including re-entering the Demised Premises to make repairs or to maintain or modify the Demised Premises, and removing all persons and property from the Demised Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Reletting may be for a period shorter or longer than the remaining term of this Lease, and for more or less rent. If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Demised Premises and commences rent payment. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time thereafter may elect to terminate the Lease by virtue of any previous uncured default by Tenant. In the event of any such termination, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default (including, without limitation, the damages described below), as well as all costs of reletting, including commissions, reasonable attorneys' fees actually incurred, restoration or remodeling costs for subsequent tenant, and all other consequential damages.

      (b) Termination. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default.

      (c) Right to Cure Tenant's Default. Proceed to cure the default at Tenant's sole cost and expense, without waiving or releasing Tenant from any obligation hereunder. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant (including any administrative fees provided for herein and attorneys' fees), the amount thereof shall be immediately due as of the date of such expenditure and, together with interest at the Agreed Rate from the date of such expenditures, shall be paid by Tenant to Landlord immediately upon demand, and Tenant hereby covenants to pay any and all such sums.

      (d) Remedies are Cumulative. Notwithstanding any termination of this Lease pursuant to a default by Tenant, Landlord shall be entitled to any and all remedies set forth in this Lease or at law or equity.

20.   COSTS OF SUIT

      If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Demised Premises, the unsuccessful party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its reasonable attorneys' fees actually incurred (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment).

21.   SURRENDER OF DEMISED PREMISES

      (a) Surrender. On expiration or termination of this Lease, Tenant shall surrender to Landlord the Demised Premises, and all Tenant's improvements thereto and alterations thereof, broom clean and in good condition (except for ordinary wear and tear and damage due to casualty), and shall remove all of its personal property including any signs, notices and displays.

      (b) Holding Over. If Tenant holds over after the Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a rental in the amount of one hundred fifty percent (150%) of the Rent in effect as of the last month of the Term hereof and at the time specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. The foregoing shall not, however, be construed as a consent by Landlord to any holding over by Tenant and Landlord reserves the right to require Tenant to surrender possession of the Demised Premises upon expiration or termination of this Lease.

22.   TRANSFER OF LANDLORD'S INTEREST

      Landlord shall have the right to assign its interest in this Lease to any party in Landlord's sole discretion. If Landlord sells or transfers its interest in the Demised Premises (other than a transfer for security purposes) Landlord shall be released from all obligations and liabilities accruing thereafter under this Lease, if Landlord's successor has assumed in writing Landlord's obligations under this Lease. Any prepaid Rent or other funds of Tenant in the hands of Landlord at the time of transfer shall be delivered to such successor. Tenant agrees to attorn to the purchaser or assignee, provided all Landlord's obligations hereunder are assumed in writing by such successor.

23.   ASSIGNMENT AND SUBLETTING

      Tenant shall not transfer this Lease or any interest therein, and shall not sublet the Demised Premises or any part thereof, without the prior written consent of Landlord (such consent to be in the reasonable discretion of Landlord) in each instance.

24.   ATTORNMENT

      If any proceeding is brought for default under any ground or underlying lease to which this Lease is subject, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Demised Premises, Tenant shall attorn to the successor upon any such foreclosure or sale and recognize that successor as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and, if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).

25.   SUBORDINATION

      Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground or underlying leases which may now exist or hereafter be executed affecting the Demised Premises, and (ii) the lien of any first mortgage or first deed of trust which may now exist or hereafter be executed in any amount for which the Demised Premises, such ground or underlying leases, or Landlord's interest or estate in any of them, is specified as security. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in such form as shall be reasonably requested by Landlord, any documents evidencing the priority or subordination of this Lease with respect to any such ground or underlying leases or the lien of any such first mortgage or first deed of trust, and specifically to execute, acknowledge, and deliver to Landlord from time to time within ten (10) days after requested to do so a subordination of lease, or a subordination of deed of trust, in substantially the form set forth in Exhibit "B" respectively, attached hereto, or such other form as may be reasonably required by any Mortgagee of Landlord, and failure of Tenant to do so shall be a material default hereunder. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute, deliver, and record any such documents in the name and on behalf of Tenant if Tenant fails to comply with the foregoing.

26.    ESTOPPEL CERTIFICATE

      Tenant shall from time to time within twenty (20) days after prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in the form set forth in Exhibit "C" attached hereto.

27.   QUIET ENJOYMENT

      Tenant shall lawfully and quietly have, hold and enjoy the Demised Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject, however, to all the provisions of this Lease.

28.   NOTICES

      Any notice, demand or communication required or permitted to be given hereunder shall be personally served, deposited in the United States mails, duly registered or certified with postage fully prepaid thereon or by Federal Express or other reputable overnight courier service, addressed to the other party at the address set forth in Section 1 hereof, or to such other address requested in writing by either party upon thirty (30) days notice to the other party, notices shall be deemed to have been given upon the date same is post-marked if sent by registered or certified mail or the day deposited with Federal Express or such reputable overnight courier or the day sent if by personal service, but shall not be deemed received until one (1) business day following deposit with Federal Express or other reputable overnight courier or three (3) days following deposit in the United States Mail if sent by certified or registered mail or upon receipt if by personal service.

29.   NON-WAIVER

      No delay or omission in the exercise of any right or remedy of Landlord for any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent payments shall not constitute a waiver of any other default, and shall not constitute a waiver of timely payment of the particular payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Demised Premises, shall constitute an acceptance of the surrender of the Demised Premises by Tenant before the expiration of the Term. Only an express notice to such effect from Landlord to Tenant shall constitute acceptance of the surrender of the Premised sufficient to terminate this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not constitute a consent or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

30.   MISCELLANEOUS

      (a) Not an Offer. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Demised Premises.

      (b) Execution. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding effect as an original signature.

      (c) Landlord and Tenant. As used in this Lease, the words "Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter, If there is more than one person or entity constituting Landlord or Tenant, the obligations imposed hereunder upon Landlord or Tenant are joint and several, If Tenant consists of a husband and wife, the obligations of Tenant hereunder extend individually to the sole and separate property of each of them as well as to their community property. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership of the Demised Premises.

      (d) Brokers. Each party shall indemnify and hold the other party harmless from all damages (including attorneys' fees and costs) resulting from any claims that may be asserted by any broker, finder, or other person claiming by, through or under the party, except as specifically set forth above.

      (e) Nonrecordability of Lease. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded.

      (f) Matters of Record. This Lease and Tenant's rights hereunder are subject and subordinate in all respects to matters affecting Landlord's title recorded in the official records of the county recorder's office for the county in which the Demised Premises is located. Tenant agrees that as to its leasehold estate it, and all persons in possession or holding under it, will conform with and will not violate any such covenants, conditions and restrictions, or other matters, of record; provided, however, that in the event any such matter prohibits Tenant from using the Demised Premises for a scrap tire collection and processing facility, Tenant may terminate this Lease upon thirty (30) days advance written notice to Landlord.

      (g) Severability. If any provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and every other term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      (h) Construction. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret this Lease.

      (i) Interest. Except as expressly provided otherwise in this Lease, any amount due to Landlord which is not paid when due shall bear interest from the date due at the prime commercial rate of interest published from time to time by the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nations thirty (30) largest banks, plus two percent (2%) per annum, but not to exceed the maximum rate of interest allowable under the law (the "Agreed Rate"). Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      (j) Binding Effect; Choice of Law. Except as expressly provided otherwise in this Lease, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the Demised Premises is located.

      (k) Time; Rights Cumulative. Time is of the essence of this Lease and each and every provision hereof, except as to the provisions relating to delivery of possession of the Demised Premises to Tenant. All rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

      (l) Inability to Perform. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of Landlord (the "Permitted Delays").

      (m) Authority. The individuals executing this Lease on behalf of Landlord and Tenant represent and warrant that they are duly authorized to execute and deliver this Lease.

      (n) No Partnership. Nothing herein contained, either in the method of computing Rent or otherwise, shall create between the parties hereto, or be relied upon by others as creating, any relationship or partnership, association, joint venture, or otherwise. The sole relationship of the parties hereto shall be that of landlord and tenant.

      (o) Exhibits. Each of the following exhibits are incorporated herein as a part of this Lease:

            (i)   Exhibit "A" - Legal Description of the Demised Premises
            (ii)  Exhibit "B" - Subordination of Lease
            (iii) Exhibit "C" - Estoppel Statement

31.   INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

      This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangements, or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the last date indicated below.

LANDLORD:                                     TENANT:

UNITED WASTE SERVICE, INC.,                   GREEN MAN TECHNOLOGIES OF GEORGIA,
a Georgia corporation                         a Georgia corporation


BY:   /s/ David A. Barclay                    BY:   /s/ Charles E. Coppa
   -------------------------------               -----------------------------
ITS:  Assistant Secretary                     ITS:  Treasurer
   -------------------------------               -----------------------------
DATE:                                         DATE: 9/4/98
   -------------------------------               -----------------------------

                                    EXHIBIT A

                 [INSERT LEGAL DESCRIPTION OF THE DEMISED PREMISES]

                                    EXHIBIT B

                             SUBORDINATION OF LEASE

Recording Requested By And
When Recorded Return To:


Attention:

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY DOCUMENT.

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

      THIS AGREEMENT made as of the ___________ day of _______________________
19__, among __________________________ (hereinafter referred to as "Mortgagee"), UNITED WASTE SERVICE, INC., a Georgia corporation (hereinafter referred to as "Landlord"), and GREEN MAN TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

      WHEREAS, Mortgagee has become the owner and holder of a beneficial interest under a deed of trust recorded ____________________ as Instrument No. __________________, Official Records, County of _____________________,
____________ (hereinafter referred to as the "Mortgage") covering certain premises described in Exhibit A attached hereto (hereinafter referred to as the "Mortgaged Demised Premises") and of the note, bond or other obligation secured thereby (hereinafter referred to as the 'Note");

      WHEREAS, Tenant is the holder of a leasehold estate in a portion of the Mortgaged Demised Premises (hereinafter referred to as the "Demised Premises") under and pursuant to the provisions of a certain lease dated
_____________________, 19_______ by and between Tenant and Landlord (hereinafter referred to as the "Lease");

      WHEREAS, Landlord's interest in the Lease has been assigned to Mortgagee as additional security for the Mortgage; and

      WHEREAS, Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Mortgagee has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, Mortgagee and Tenant hereby covenant and agree as follows:

      1. So long as Tenant is not in default in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed. Tenant's possession of the Demised Premises under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Mortgagee and Mortgagee shall not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

      2. If Mortgagee shall become the owner of the Mortgaged Demised Premises or the Mortgaged Demised Premises shall be sold by reason of foreclosure, trustee's sale or other proceedings brought to enforce the Mortgage, or if the Mortgaged Demised Premises shall be transferred by deed in lieu of the foreclosure, the Lease shall continue in full force and effect as a direct Lease between the then owner of the Mortgaged Demised Premises (including Mortgagee or the grantee under a deed in lieu of foreclosure) and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, and Tenant does hereby attorn to Mortgagee or any other such owner as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments, except that Tenant shall, from and after Mortgagee's or other such owner's succession to the interest of Landlord under the Lease, have the same remedies for the breach of covenant contained in the Lease that Tenant might have had under the Lease against Landlord.

      3. The Lease is hereby made, and shall at all times be subject and subordinate in each and every respect, to the Mortgage and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, but any and all such renewals, modifications, extensions, substitutions, replacements and/or consolidations, shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

      4. To the extent that the Lease shall entitle the Tenant to notice of any Mortgage, this Agreement shall constitute such notice to the Tenant with respect to the Mortgage and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.

      5. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and acknowledged as of the day and year first above written.

Mortgagee:                                Landlord:
                                          UNITED WASTE SERVICE, INC.
-----------------------------------

                                          /s/ David A. Barclay
-----------------------------------       -----------------------------------
By:                                       By: David A. Barclay
-----------------------------------       -----------------------------------
Title:                                    Title: Assistant Secretary
-----------------------------------       -----------------------------------

Tenant:
GREEN MAN TECHNOLOGIES, INC.


-----------------------------------
By:
-----------------------------------
Title:
-----------------------------------

                                    EXHIBIT C

                               ESTOPPEL STATEMENT

            Re: Lease dated as of ______________ (hereinafter the "Lease"), between UNITED WASTE SERVICE, INC., a Georgia corporation (hereinafter the "Lessor") and GREEN MAN TECHNOLOGIES, INC., a Delaware corporation (hereinafter the "Lessee"), concerning the premises described in Exhibit A attached hereto (the "Demised Premises").

      As Lessee under the above-referenced Lease, the undersigned hereby acknowledges for the benefit of __________________ ("Lender"), which has or is about to make a loan to said Lessor, part of the security for which will be a mortgage or deed of trust covering the Demised Premises leased to the undersigned and an assignment of Lessor's interest in the Lease, the truth and accuracy of the following statements pertaining to said Lease. To Lessee's knowledge:

      1. Lessee is not aware of any patent or latent defects in construction of said improvements (except for only nonsubstantial defects, notice of which has previously been given to Lessor) which would constitute a default by Lessor pursuant to the Lease.

      2. Lessee is paying the full rent stipulated in said Lease to be paid by Lessee as of the date hereof with no offsets, defenses or claims.

      3. Lessor is not presently in default under any of the terms, covenants or provisions of said Lease.

      4. Lessor has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of said Lease as specified in said Lease.

      5. The current fixed base monthly rent under said Lease is
$_______________ and no moneys have been paid to Lessor in advance of the due date set forth in the Lease described above, except as follows:
________________________________________________________________________________
______________________________________________________________________________.

      6. The Lease is for a term of ___________ years and Lessee has been in occupancy since ________________ and paying rent since ________________.

      7. The Lease commenced on __________________.

      8. Lessee acknowledges that Lender assumes no liability for its security deposits, if any, or for sums escrowed with the Lessor for taxes or insurance or other expenses in the event that Lender acquires the Demised Premises through foreclosure or through a transfer of title in lieu of foreclosure, unless such security deposits or escrowed sums have been delivered to Lender.


            Dated: ____________________________ 19 __.

                        LESSEE:


                        --------------------------------
                        BY:
                            ----------------------------
                        ITS
                            ----------------------------


                                        1